INDEPENDENT AUDITORS' REPORT

To the Shareholders and
Board of Directors of
Seix Funds, Inc.

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Seix Funds, Inc. (Comprising the Seix Aggregate Fixed Income Fund, Seix Intermediate Fixed Income Fund and Seix High Yield Fund) (the "Funds") as of October 31, 2001, and the related statements of operations for the year then ended, the statement of changes for the years ended October 31, 2001 and 2000 and the financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express and opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios constituting the Seix Funds, Inc. as of October 31, 2001, the results of their operations for the year then ended, the changes in their net assets for the years ended October 31, 2001 and 2000 and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche
Boston, Massachusetts
November 30, 2001